EXHIBIT 23.1




                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment Number 1 to the Registration Statement on Form SB-2, of our report dated March 29, 2004 relating to the financial statements of American Natural Energy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Tulsa, Oklahoma
July 12, 2004